UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported): May 17, 2005


                          LEUCADIA NATIONAL CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                                    NEW YORK
                 (State or Other Jurisdiction of Incorporation)

                    1-5721                       13-2615557
           (Commission File Number)    (IRS Employer Identification No.)

          315 PARK AVENUE SOUTH, NEW YORK, NEW YORK           10010
           (Address of Principal Executive Offices)         (Zip Code)

                                  212-460-1900
              (Registrant's Telephone Number, Including Area Code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


NY2:\1523461\04\WN$D04!.DOC\76830.0001

Item 1.01.  Entry into a Material Definitive Agreement.

           On May 17, 2005, the Compensation Committee of the Board of Directors of the Company, in conjuntion with the Board of Directors, awarded bonuses for 2004 to each of Ian M. Cumming and Joseph S. Steinberg, Chairman of the Board and President, respectively, of the Company, under the Company's 2003 Senior Executive Annual Incentive Bonus Plan in the amount of $1,403,750. The Incentive Bonus Plan provides for annual incentive bonuses to be paid to each of Messrs. Cumming and Steinberg in an amount equal to 1% of the audited pre-tax earnings of the Company and its consolidated subsidiaries for each fiscal year through 2014. The amount of the annual incentive bonus awarded to each participant in any given year is subject to reduction by the Compensation Committee, in its sole discretion. The Incentive Bonus Plan is designed so that the cash bonuses awarded under the plan will qualify as "performance-based compensation" under
Section 162(m) of the Internal Revenue Code. The Compensation Committee did not take action to reduce the amount of the 2004 incentive bonus for Mr. Cumming and Mr. Steinberg.




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
                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 20, 2005

                                           LEUCADIA NATIONAL CORPORATION


                                                   /s/ Joseph A. Orlando
                                                   -----------------------------
                                           Name:   Joseph A. Orlando
                                           Title:  Vice President and Chief
                                                   Financial Officer





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